Exhibit 99.1

Diodes Incorporated Reports Fourth Quarter and Fiscal 2012 Financial Results

Solid Fourth Quarter Performance with Improved Margins; Agrees to Acquire BCD Semiconductor

Plano, Texas – February 13, 2013 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2012.

Fourth Quarter Highlights

•	Agreed to acquire BCD Semiconductor Manufacturing Limited (“BCD”) for approximately $151 million in cash (BCD 2012 revenue $143 million, net income $8 million);

•

Revenue was $163.3 million, an increase of 14.0 percent over the $143.3 million reported in the fourth quarter of 2011, and a decrease of 2.0 percent from the $166.6 million in the third quarter of 2012;

•	Gross profit was $43.2 million, compared to $35.5 million in the fourth quarter of 2011 and $43.6 million in the third quarter of 2012;

•	Gross profit margin was 26.5 percent, compared to 24.8 percent in the fourth quarter 2011 and 26.2 percent in the third quarter of 2012;

•

Operating expenses were $39.7 million or 24.3 percent of revenue, which included approximately $1.5 million of BCD acquisition; excluding acquisition costs, non-GAAP adjusted operating expenses were $38.2 million, or 23.4 percent of revenue, slightly below the midpoint of the Company’s guidance.

•

GAAP net income was $4.1 million, or $0.09 per diluted share, compared to fourth quarter 2011 of $3.1 million, or $0.07 per diluted share, and third quarter 2012 of $8.6 million, or $0.18 per diluted share;

•

Non-GAAP adjusted net income was $6.2 million, or $0.13 per diluted share, compared to fourth quarter 2011 of $4.0 million, or $0.09 per diluted share, and third quarter 2012 of $9.5 million, or $0.20 per diluted share;

•	Excluding $2.4 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share;

•

Achieved $16.4 million cash flow from operations, negative ($11.1) million net cash primarily due to $16 million paid to acquire Power Analog Microelectronics (“PAM”), and free cash flow was a $1.1 million, which included $15.3 million of capital expenditures. Capital expenditures included $2.1 million associated with the Chengdu assembly test facility construction;

•	Completed acquisition of PAM; and

•	Completed $300 million Revolving Credit Line.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated, stated, “Diodes once again delivered solid financial results in 2012, a year in which the global markets remained challenging. Fourth quarter revenue grew 14 percent over the prior year period as we continued to gain momentum for our products used in smartphones and tablets. Our new product initiatives and increasing customer content remained key drivers of our market share gains throughout the year. Despite gold prices being up approximately 4 percent and the loading down from third quarter to fourth quarter, margins improved due mainly to additional copper wire conversion and productivity improvements, coupled with a small mix improvement. Also during the quarter, we began integrating Eris Technology Corporation (“Eris”) and PAM.”

“To further capitalize on market expansion opportunities and improve leverage through select acquisitions, we also recently announced the proposed acquisition of BCD Semiconductor, which we expect will greatly enhance our analog product portfolio by expanding our product offerings for standard linear and AC/DC solutions for switch-mode power supply chargers and adaptors. Combining manufacturing synergies and BCD’s established local market position in China with Diodes’ global customer base and sales channels provides enhanced profitability and growth opportunities for the Company in 2013 and beyond.”

Business Outlook

Dr. Lu concluded, “As we look to the first quarter of 2013, we are expecting a slightly better than seasonal quarter with revenue ranging between $157 million and $170 million, or flat plus or minus 4 percent sequentially. We expect gross margin to be 25 percent, plus or minus 2 percent. Operating expenses are expected to be 23 percent of revenue, plus or minus 1 percent. We expect our income tax rate to range between 10 and 17 percent, and shares used to calculate GAAP EPS for the first quarter are anticipated to be approximately 47.0 million.”

Fourth Quarter 2012

Revenue for the fourth quarter of 2012 was $163.3 million, an increase of 14.0 percent over the $143.3 million reported in the fourth quarter of 2011, and a decrease of 2.0 percent from the $166.6 million in the third quarter of 2012. The sequential decline in revenue was primarily due to seasonal weakness, partially offset by initial revenue recognized from PAM and Eris.

Gross profit for the fourth quarter of 2012 was $43.2 million, or 26.5 percent of revenue, compared to $35.5 million, or 24.8 percent, in the fourth quarter of 2011 and $43.6 million, or 26.2 percent of revenue, in the third quarter 2012. Gross profit margin improved during the quarter due mainly to additional copper wire conversion, productivity improvements as well as moderate improvements in product mix, despite gold prices being up approximately 4 percent and loading down sequentially.

Income taxes for the fourth quarter of 2012 was $2.8 million, making our effective income tax rate 43 percent, which includes a one-time $2.7 million non-cash tax expense associated with a correction of the Company’s foreign tax credits and deferred taxes. In addition, the China government began an audit of our high-tech company status for our largest Chinese subsidiary that has a reduced tax rate of 15 percent.

Fourth quarter 2012 GAAP net income was $4.1 million, or $0.09 per diluted share, compared to GAAP net income of $3.1 million, or $0.07 per diluted share, in the fourth quarter of 2011 and GAAP net income of $8.6 million, or $0.18 per diluted share, in the third quarter of 2012.

Non-GAAP adjusted net income for the fourth quarter of 2012 was $6.2 million, or $0.13 per diluted share, which excluded, net of tax, $1.1 million of non-cash acquisition related intangible asset amortization costs and $1.0 million of acquisition costs, compared to non-GAAP adjusted net income of $4.0 million, or $0.09 per diluted share, in the fourth quarter of 2011 and non-GAAP adjusted net income of $9.5 million, or $0.20 per diluted share, in the third quarter of 2012. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2012
unaudited

GAAP net income	$4,075

GAAP diluted earnings per share	$0.09

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	1,131
Acquisition costs	959

Non-GAAP adjusted net income	$6,165

Non-GAAP adjusted diluted earnings per share	$0.13

See the tables below for further details of the reconciliation.

Included in fourth quarter 2012 GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in fourth quarter 2011.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the fourth quarter of 2012 was $24.1 million, compared to $19.7 million for the fourth quarter of 2011 and $24.8 million for the third quarter of 2012. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table below.

For the fourth quarter of 2012, cash flow from operations was $16.4 million while net cash flow was a negative ($11.1) million primarily due to $16 million paid to acquire PAM. Free cash flow was a $1.1 million, which included $15.3 million of capital expenditures. Capital expenditures included $2.1 million of associated with the Chengdu assembly test facility construction.

As of December 31, 2012, Diodes had approximately $157 million in cash and cash equivalents and working capital was approximately $378 million.

Fiscal 2012

For the fiscal year 2012, revenue was $633.8 million as compared to $635.3 million reported in 2011. Gross profit was $161.6 million, or 25.5 percent of revenue, compared to $193.7 million, or 30.5 percent of revenue, in the prior year. GAAP net income was $24.2 million, or $0.51 per diluted share, compared to $50.7 million, or $1.09 per diluted share in 2011.

Non-GAAP adjusted net income for fiscal 2012 was $26.1 million, or $0.56 per diluted share, which excluded, net of tax, $3.7 million of non-cash acquisition related intangible asset amortization costs, $2.7 million gain on the sale of assets and $1.0 million of acquisition costs, compared to non-GAAP adjusted net income of $58.0 million, or $1.24 per diluted share, in the prior year. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Twelve Months Ended
December 31, 2012
unaudited

GAAP net income	$24,152

GAAP diluted earnings per share	$0.51

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	3,682
Gain on sale of assets	(2,717)
Acquisition costs	959

Non-GAAP adjusted net income	$26,076

Non-GAAP adjusted diluted earnings per share	$0.56

See the tables below for further details of the reconciliation.

Included in fiscal 2012 GAAP and non-GAAP adjusted net income was approximately $9.4 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.20 per diluted share, a comparable amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in fiscal 2011.

EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for fiscal 2012 was $93.2 million, compared to $130.5 million for fiscal 2011. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see table below.

For the year ended December 31, 2012, net cash provided by operating activities was $64 million. Net cash flow was $28 million. Free cash flow was $6 million, which included $58 million of capital expenditures. Capital expenditures included approximately $15 million of capital expenditures associated with the Chengdu assembly test facility construction.

Conference Call

Diodes will host a conference call on Wednesday, February 13, 2013 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fiscal 2012 and fourth quarter financial results. Investors and analysts may join the conference call by dialing 1-866-202-4683 and providing the confirmation code 92396703. International callers may join the teleconference by dialing 1-617-213-8846 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Wednesday, February 20, 2013 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 33061397. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: to further capitalize on market expansion opportunities and improve leverage through select acquisitions, we also recently announced the proposed acquisition of BCD Semiconductor, which we expect will greatly enhance our analog product portfolio by expanding our product offerings for standard linear and AC/DC solutions for switch-mode power supply chargers and adaptors; combining manufacturing synergies and BCD’s established local market position in China with Diodes’ global customer base and sales channels provides enhanced profitability and growth opportunities for the Company in 2013 and beyond; as we look to the first quarter of 2013, we are expecting a slightly better than seasonal quarter with revenue ranging between $157 million and $170 million, or flat plus or minus 4 percent sequentially; we expect gross margin to be 25 percent, plus or minus 2 percent; operating expenses are expected to be 23 percent of revenue, plus or minus 1 percent; and we expect our income tax rate to range between 10 and 17 percent, and shares used to calculate GAAP EPS for the first quarter are anticipated to be approximately 47.0 million. Potential risks and uncertainties include, but are not limited to, such factors as: we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

# # #

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
NET SALES	$163,287	$143,313	$633,806	$635,251
COST OF GOODS SOLD	120,040	107,818	472,220	441,554

Gross profit	43,247	35,495	161,586	193,697
OPERATING EXPENSES
Selling, general and administrative	28,661	22,585	101,363	89,974
Research and development	9,295	6,876	33,761	27,231
Amortization of acquisition related intangible assets	1,721	1,095	5,122	4,503
Gain on sale of assets	—	—	(3,556)	—
Total operating expenses	39,677	30,556	136,690	121,708

Income from operations	3,570	4,939	24,896	71,989

OTHER INCOME (EXPENSES )
Interest income	194	175	778	1,024
Interest expense	(307)	(116)	(876)	(3,139)
Amortization of debt discount	—	—	—	(6,032)
Gain (loss) on securities carried at fair value	3,724	296	7,100	(1,039)
Other	(561)	(1,236)	(1,091)	861

Total other income (expenses)	3,050	(881)	5,911	(8,325)
Income before income taxes and noncontrolling interest	6,620	4,058	30,807	63,664
INCOME TAX PROVISION	2,842	245	4,825	10,157

NET INCOME	3,778	3,813	25,982	53,507

Less: NET INCOME attributable to noncontrolling interest	297	(698)	(1,830)	(2,770)

NET INCOME attributable to common stockholders	$4,075	$3,115	$24,152	$50,737

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.09	$0.07	$0.53	$1.12

Diluted	$0.09	$0.07	$0.51	$1.09

Number of shares used in computation
Basic	46,011	45,425	45,780	45,202

Diluted	46,900	46,599	46,899	46,713

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the fiscal year ended December 31, 2012:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$24,152

Earnings per share (GAAP)
Diluted				$0.51

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	5,122	—	(1,440)	3,682
Gain on sale of assets	(3,452)	—	735	(2,717)
Acquisition costs	1,475	—	(516)	959

Adjusted (Non-GAAP)				$26,076

Diluted shares used in computing earnings per share				46,899

Adjusted earnings per share (Non-GAAP)
Diluted				$0.56

Note: Included in GAAP and non-GAAP adjusted net income was $9.3 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.20 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the fiscal year ended December 31, 2011:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$50,737

Earnings per share (GAAP)
Diluted				$1.09

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	4,503		(1,184)	3,319
Amortization of debt discount		6,032	(2,111)	3,921

Adjusted (Non-GAAP)				$57,977

Diluted shares used in computing earnings per share				46,713

Adjusted earnings per share (Non-GAAP)
Diluted				$1.24

Note: Included in GAAP and non-GAAP adjusted net income was $8.9 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.19 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2012:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$4,075

Earnings per share (GAAP)
Diluted				$0.09

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	1,721	—	(590)	1,131
Acquisition costs	1,475	—	(516)	959

Adjusted (Non-GAAP)				$6,165

Diluted shares used in computing earnings per share				46,900

Adjusted earnings per share (Non-GAAP)
Diluted				$0.13

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2011:

		Other
	Operating	Income	Income Tax
	Expenses	(Expense)	Provision	Net Income
GAAP				$3,115

Earnings per share (GAAP)
Diluted				$0.07

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	1,095	—	(230)	865

Adjusted (Non-GAAP)				$3,980

Diluted shares used in computing earnings per share				46,599

Adjusted earnings per share (Non-GAAP)
Diluted				$0.09

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, gain on sale of assets, acquisition costs and amortization of debt discount, as discussed below. Excluding gain on sale of assets and acquisition costs provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.

Gain on sale of assets – The Company excluded the gain recorded for the sale assets. During the first quarter 2012, the Company sold an intangible asset located in Europe and this gain was excluded from management’s assessment of the Company’s core operating performance as this long-lived asset was a non-core intellectual asset. During the second quarter 2012, the Company sold a building located in Taiwan and this gain was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Acquisition costs – The Company incurred costs associated with entering into an agreement and plan of merger with BCD Semiconductor Manufacturing Limited, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed in the fourth quarter of 2012 as that was when the costs were incurred and services were received. The Company believes the exclusion of the acquisition related costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Amortization of debt discount – The Company excluded the amortization of debt discount on its 2.25% Convertible Senior Notes (“Notes”). This amortization was excluded from management’s assessment of the Company’s core operating performance. Although the amortization of debt discount is recurring in nature, the expected life of the Notes is five years as that is the earliest date in which the Notes can be put back to the Company at par value. The amortization period ended October 1, 2012, therefore the Company no longer records an amortization of debt discount. In addition, over the past several years, the Company has repurchased all of its Notes, which made the principal amount outstanding and related amortization vary from period to period, and as such the Company believes the exclusion of the amortization facilitates comparisons with the results of other periods that may reflect different principal amounts outstanding and related amortization.

Adjusted Earnings per Share (Non-GAAP) - This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding amortization of acquisition related intangible assets, gain on sale of assets, acquisition costs and amortization of debt discount as described above. Excluding gain on sale of assets, and acquisition costs provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation table provided.

ADJUSTED OPERATING EXPENSES (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) operating expenses, which is then adjusted solely for the purpose of adjusting for acquisition costs. Excluding acquisition costs provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of operating expenses on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results.

Three Months Ended
December 31, 2012
unaudited
GAAP operating expenses	$39,677

Adjustments to reconcile GAAP operating expenses to non-GAAP adjusted operating expenses:
Acquisition costs	(1,475)

Non-GAAP adjusted operating expenses	$38,202

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the fiscal and fourth quarter of 2012 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For fiscal 2012, the amount was $6.0 million ($64.2 million less (-) ($58.2) million). For the fourth quarter 2012, the amount was $1.1 million ($16.4 million less (-) ($15.3) million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA (Non-GAAP)

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	December 31,
	2012	2011
Net income (GAAP)	$4,075	$3,115
Plus:
Interest expense, net	113	(59)
Income tax provision	2,842	245
Depreciation and amortization	17,072	16,382

EBITDA (Non-GAAP)	$24,102	$19,683

	Twelve Months Ended
	December 31,
	2012	2011
Net income (GAAP)	$24,152	$50,737
Plus:
Interest expense, net (1)	98	8,147
Income tax provision	4,825	10,157
Depreciation and amortization	64,193	61,431

EBITDA (Non-GAAP)	$93,268	$130,472

(1)	Includes $6.0 million for the twelve months ended December 31, 2011 of amortization of debt discount.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	December 31,	December 31,
	2012	2011
	unaudited
CURRENT ASSETS
Cash and cash equivalents	$157,121	$129,510
Accounts receivable, net	152,073	132,408
Inventories	153,293	140,337
Deferred income taxes, current	9,995	5,450
Prepaid expenses and other	18,928	19,093

Total current assets	491,410	426,798

DEFERRED INCOME TAXES, non-current	36,819	26,863

PROPERTY, PLANT AND EQUIPMENT, net	243,296	225,393

OTHER ASSETS
Goodwill	87,359	67,818
Intangible assets, net	44,337	24,197
Other	16,842	21,995

Total assets	$920,063	$793,064

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	December 31,	December 31,
	2012	2011
	unaudited
CURRENT LIABILITIES
Lines of credit and short-term debt	$7,629	$8,000
Accounts payable	64,072	66,063
Accrued liabilities and other current liabilities	41,139	30,793
Income tax payable	678	4,855

Total current liabilities	113,518	109,711

LONG-TERM DEBT, net of current portion
Long-term borrowings	44,131	2,857
CAPITAL LEAS E OBLIGATIONS , net of current portion	789	1,082
OTHER LONG-TERM LIABILITIES	41,185	30,699

Total liabilities	199,623	144,349

COMMITMENTS AND CONTINGENCIES	—	—

EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,010,815 and 45,432,252 issued and outstanding at December 31, 2012 and December 31, 2011, respectively	30,674	30,423
Additional paid-in capital	280,571	263,455
Retained earnings	399,796	375,644
Accumulated other comprehensive loss	(33,856)	(35,762)

Total Diodes Incorporated stockholders’ equity	677,185	633,760

Noncontrolling interest	43,255	14,955

Total equity	720,440	648,715

Total liabilities and equity	$920,063	$793,064